Exhibit 99.1

Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Carla Leibold, CFO 484-923-8802
Sam Sidhu, Head of Corporate Development 212-843-2485

Customers Bancorp Reports Record Third Quarter 2020 Results
GAAP Net Income of $47.1 million, or $1.48 Per Diluted Share, up 100% over Q3 2019
ROAA of 1.12%, ROCE of 23.05%, and PTPP ROAA of 1.43%

•Q3 2020 GAAP earnings of $47.1 million, or $1.48 per diluted share, up 100% over Q3 2019.
•Q3 2020 core earnings (a non-GAAP measure) was $38.2 million, or $1.20 per diluted share, up 62% over Q3 2019.
•Adjusted pre-tax pre-provision net income (a non-GAAP measure) for Q3 2020 was $64.2 million, an increase of 63% over Q3 2019 adjusted pre-tax pre-provision net income of $39.4 million. Q3 2020 adjusted pre-tax pre-provision return on average assets (a non-GAAP measure) was 1.43%.
•Q3 2020 results include a provision for credit losses on loans and leases of $13.0 million. At September 30, 2020, the coverage of credit loss reserves for loans and leases held for investment, excluding Paycheck Protection Program ("PPP") loans (a non-GAAP measure), was 2.0%, up from 0.8% at December 31, 2019.
•Non-performing assets were 0.34% of total assets at September 30, 2020 compared to 0.48% of total assets at June 30, 2020. Our allowance for credit losses equaled 245% of non-performing loans at September 30, 2020, up from 185% at June 30, 2020.
•Total revenues were up 23.7% over Q2 2020 and 42.5% over Q3 2019. The Bank will earn approximately $100 million in pre-tax origination fees from PPP loans, significantly adding to its common tangible equity in 2021.

•Net interest income increased by $15.5 million, or 16.8%, over Q2 2020 and $31.7 million, or 41.9%, over Q3 2019. Net interest income, excluding the impact of PPP loans (a non-GAAP measure), increased by $4.7 million, or 5.7%, over Q2 2020 and $11.7 million, or 15.4%, over Q3 2019.
•Q3 2020 net interest margin, excluding the impact of PPP loans (a non-GAAP measure), was 2.86%, an 11 basis point decline from Q2 2020 and a 3 basis point increase from Q3 2019. Q3 2020 net interest margin (a non-GAAP measure) declined 15 basis points from Q2 2020 to 2.50%, mostly due to PPP loans at an average yield of 1.97% and excess cash on balance sheet.

•Total loans and leases increased $6.3 billion, or 61.6%, year-over-year driven by PPP loans of $5.0 billion and strong growth in short-term commercial loans to mortgage companies of $1.4 billion. Total loans and leases, excluding PPP loans, increased $1.4 billion, or 13.3%, year-over-year.
•Total deposits increased $1.9 billion, or 21.4%, year-over-year, which included a $1.9 billion, or 71.1%, increase in demand deposits. The total cost of deposits dropped to 0.67% in Q3 2020, a decline of 115 basis points from 1.82% in the year-ago quarter.
•Excluding PPP loans, total deferments declined to $302 million, or 2.6%, of total loans and leases at September 30, 2020, down from $750.5 million, or 7.3%, of total loans and leases at July 24, 2020.
•Commercial criticized loans as a percent of total loans and leases, excluding PPP loans (a non-GAAP measure), remained relatively low at 2.56% at September 30, 2020.

West Reading, PA, October 28, 2020 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank and its operating division BankMobile (collectively “Customers” or "CUBI"), today reported third quarter 2020 ("Q3 2020") net income to common shareholders of $47.1 million, or $1.48 per diluted share. Core earnings (a non-GAAP measure) for Q3 2020 totaled $38.2 million. or $1.20 per diluted share.

“We are thrilled to report another strong quarter of financial results despite a challenging economic environment,” said Customers Bancorp Chairman and CEO Jay Sidhu. "Our revenues are up 42% over last year, while we have held our expense growth to 10%. At the same time, our asset quality improved materially with non-performing assets as a percent of total assets declining to only 0.34% at September 30, 2020. Our superior financial results were achieved in spite of a $2.4 million decrease in our card related interchange income during the quarter primarily caused by the Durbin Amendment. We are very proud of Customers' talented and hard-working team members who continue to deliver tremendous service to our clients. Earlier this year, our team overcame tremendous obstacles to give approximately 100,000 small businesses and non-profits access to Paycheck Protection Program loans. This initiative has provided substantial benefits to our clients, communities, and shareholders. Customers anticipates continued short-term and long-term improvements in building a very strong franchise focused principally on providing private banking to privately held businesses.”

Loan Portfolio Management During the COVID-19 Crisis

Maintaining strong asset quality remains the highest priority at Customers Bancorp, which includes a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, Customers employs a bottom-up data driven approach to analyze its commercial portfolio. "Each borrower has been stressed for liquidity, debt capacity, and business profitability using forward looking views of their particular business sector, which sometimes reflect shock, reboot, and new normal scenarios. This data driven approach, completed with our traditional high touch approach with risk management processes best positions us to get out ahead of any deterioration in credit quality," Sidhu stated.

Strong commercial loan portfolio with very low concentration in COVID-19 impacted industries and CRE
•Total commercial deferments declined to $277 million or 2.4% of total loans and leases, excluding PPP loans (a non-GAAP measure), at September 30, 2020, down from $691 million, or 6.8% of total loans and leases, excluding PPP loans, at July 24, 2020. Customers' commercial deferments peaked at about $1.2 billion earlier this year.
•Exposure to industry segments significantly impacted by COVID-19 is not substantial. At September 30, 2020, Customers had $86 million in energy and utilities exposure (79% are wind farms; with no deferments); $64 million in colleges and universities (no deferments requested); $71 million in CRE retail sales exposure (mostly auto sales; with no deferments); $29 million in franchise restaurants and dining; and $26 million in entertainment only businesses.

•At quarter-end, the hospitality portfolio was approximately $404 million (3.5% of total loans and leases, excluding PPP loans), with 31% in deferment. Approximately 19% of the portfolio was operating at 95%+ occupancy under government contracts for transitional housing. The portfolio had an average loan to value of 65% (generally based on appraised value at time of origination) with approximately 74% having full or partial recourse. The majority of the hotels in our current assessment have on-hand and/or access to the cash resources needed to get through the COVID-19 crisis, and for those who may need assistance the Bank is working with them closely to bridge any potential cash flow gaps.
•At September 30, 2020, the healthcare portfolio was approximately $310 million, comprised predominantly of skilled nursing, which has been deemed an essential business and through a number of federal and state actions has been provided immunity from liability for COVID-19 related deaths. No deferments have been requested and there are no delinquencies.
•The multi-family portfolio is highly seasoned, with an average vacancy rate of 3.4% and loan to value of 60.3% (generally based on appraised value at time of origination) as of quarter-end. 58% of the portfolio was in New York City, of which 70% was in rent controlled/regulated properties with a vacancy rate of only 1.8%. As of September 30, 2020, 4% of the portfolio was on 90-day deferment.
•At September 30, 2020, investment CRE had a DSCR of 1.95x and loan to value of 59% (generally based on appraised value at time of origination), with most of the portfolio housed in the New York, Philadelphia, and Boston metro and surrounding markets.

Consumer installment, mortgage and home equity loan portfolio continues to perform well
•Total consumer-related deferments declined to $25 million, or 0.2% of total loans and leases, excluding PPP loans, at September 30, 2020, down from $60 million, or 0.6% of total loans and leases, excluding PPP loans, at July 24, 2020.
•The $1.2 billion consumer installment loan portfolio outperformed industry peers with deferments dropping to 1.2% and 30+ DPD delinquency below 1%. Strong credit quality (avg. FICO: 741), low concentration in at risk job segments, and outstanding performance of CB Direct originations have resulted in solid results through the end of Q3 2020.
•Installment loan portfolio has been managed to moderate growth and strengthening credit quality, by replacing run-off with CB Direct originations at 700 FICO score and above.

Aggressively addressing non-performing assets
During September 2020, Customers sold a collateral dependent loan secured by a Class A office building in northern New Jersey. Customers is also proactively addressing another large loan, which makes up approximately 29% of non-performing assets as of September 30, 2020, and plans to move it off the balance sheet over the next 2 - 3 months. “We expect our credit quality to improve or stay unchanged over the next few quarters,” stated Sidhu.

Focus on Building TCE Ratio and other Capital Ratios

Customers remains well capitalized by all regulatory measures. At the Customers Bancorp level, the total risk based capital ratio (estimate) and the tangible common equity to tangible assets ("TCE ratio"), excluding PPP loans (a non-GAAP measure), were 11.6% and 5.9%, respectively, at September 30, 2020. At June 30, 2020, Customers Bancorp's total risk based capital ratio and TCE ratio, excluding PPP loans (a non-GAAP measure), were 12.0% and 5.9%, respectively. Our capital ratios in 2020 were impacted by strong growth in mortgage warehouse balances ($1.6 billion in growth year-to-date) and our TCE ratio was also impacted by a $61.5 million charge to retained earnings in Q1 2020 upon the adoption of CECL. The mortgage warehouse trend has been a function of greater refinance activity due to sharply lower interest rates, an increase in home purchase volumes, and market share gains from other banks. The average life of these warehouse loans (a $3.9 billion balance at September 30, 2020) are generally less than 30 days, affording us a high level of control over our capital position. We forecast our capital levels to improve in fourth quarter 2020 and step-up materially in 2021. We expect capital accretion to be driven by the recognition of $100 million in PPP loan origination fees and a cyclical decline in mortgage warehouse balances. “We forecast our total risk based capital ratio to exceed 12% by the end of this year and 14% by year-end 2021,” Sidhu concluded.

Looking Ahead to $3.00 or higher EPS in 2020 and 2021

Mr. Sidhu stated, "Before COVID-19, Customers was projecting core earnings per share of $3.00 for 2020 with continued improvement expected in all profitability metrics. Like the rest of the industry, rapid changes in economic activity introduced uncertainty to our near-term profitability. We have pivoted our strategy in this environment to building a stronger balance sheet and assisting our customers, team members and community to effectively deal with this crisis and still meet or exceed our core earnings goals for 2020. Our provisions are higher, most customer activity remains slow, and there have been disruptions, but we are also seeing positive trends in deposits, selected growth in certain loan categories, and opportunities to steal market share stemming from our participation in the Paycheck Protection Program.” Mr. Sidhu continued, "Despite all of this, we are still expecting to achieve about $3.00 per share in core earnings for 2020, subject to the amount of PPP revenues that will be recognized in 2020. Longer term, we remain confident in our ability to achieve a run-rate of about $3.00 in core earnings for 2021 and about $6.00 per share in annual core earnings by the end of 2026. We will show progress toward these goals on our quarterly calls,” stated Sidhu.

Customers is well positioned to execute on its 2020 and 2026 LT strategies
•Loan growth, excluding PPP and mortgage warehouse balances, is expected to average in the mid-to-high single digits over the next several quarters.
•Total assets are projected to be about $12 billion -$13 billion at year-end 2020, excluding PPP loans and subject to refinance activity impacting loans to mortgage companies.
•The total risk based capital ratio is expected to exceed 12% by year-end 2020 and be about 14% by year-end 2021.
•Preferred equity will not be called in 2020 or 2021.
•We project the NIM in the 2.90%-3.00% range for the full year 2020 excluding PPP loans.
•Operating expenses are expected to be about flat over the next few quarters excluding the impact of the BankMobile divestiture.
•The effective tax rate is forecast to be about 21% - 22.0% for 2020
•PPP loans will add about $100 million in pre-tax origination fees. A substantial portion of this amount will be recognized in the first half of 2021.
•A run-rate of $3.00+ in core EPS for 2020 and 2021 and $6.00 in core EPS for 2026 remains a goal.

BankMobile
•BankMobile is expected to remain profitable in 2020
•The divestiture is on target for completion by year-end 2020

Status Report on Strategic Priorities Articulated at Last Analysts Day
Improve Profitability: Top Quartile Profitability with 1.25% Core ROAA in 2-3 years

As stated during our last Analysts Day in October 2018, Customers expects to remain focused on growing its core businesses, while improving margins, capital and profitability. Through favorable mix shifts in both assets and liabilities, while maintaining its superior credit quality culture and extreme focus on productivity improvement, Customers improved the overall quality of its balance sheet and deposit franchise, expanded its net interest margin, enhanced liquidity and remains relatively neutral to interest rate changes. The strategies articulated at the last Analysts Day in October 2018 and subsequent progress through Q3 2020 are summarized below:

•
Target ROAA in top quartile of peer group, which we expect will equate to a ROAA of 1.25% or higher over the next 2-3 years. ROAA was 1.12% in Q3 2020, up from Q2 2020 ROAA of 0.62% due to increases of $15.5 million in net interest income and $11.6 million in non-interest income, primarily driven by $11.7 million of gain on sale of investment securities, and an $8.0 million reduction in provision for credit losses on loans and leases, mostly due to improving macroeconomic forecasts since Q2 2020. The pre-tax and pre-provision adjusted ROAA (a non-GAAP measure) was 1.43% for Q3 2020, up 4 basis points from 1.39% in Q3 2019.

•
Achieve NIM expansion to 2.75% or greater by Q4 2019, with full year 2019 NIM above 2.70%, through an expected shift in asset and funding mix. Actual results for 2019 were materially better, with full year 2019 NIM of 2.75%. NIM in Q3 2020 was 2.50%, down from 2.65% in Q2 2020 and 2.83% in Q3 2019. NIM, excluding PPP loans (a non-GAAP measure), was 2.86% in Q3 2020, down from 2.97% in Q2 2020. NIM, excluding PPP loans, is expected to remain on average between 2.9% and 3.0% for 2020.

•
BankMobile growth and maturity was expected with profitability achieved by year end 2019. BankMobile reached profitability in Q3 2019 and maintained profitability in Q4 2019, Q2 2020, and Q3 2020, and was also profitable in Q1 2020 on an adjusted pre-tax pre-provision basis (a non-GAAP measure). BankMobile's profitability in Q1 2020 was negatively impacted by increased CECL-related provision expense, the COVID-19 crisis, a legal reserve of $1 million related to the previously disclosed U.S. Department of Education matter, increased depreciation expense related to capitalized development costs for technology placed in service in 2019 and non-capitalizable technology-related expenses. Key strategic priorities for 2020 include keeping BankMobile profitable, and divesting BankMobile Technologies, Inc. ("BMT"), the technology arm of the BankMobile segment, by the end of 2020.

•	Expense control. Customers' efficiency ratio was 50.71% in Q3 2020, down from 58.44% in Q2 2020 and 61.58% in Q3 2019. Improving operating efficiency is a high priority.
•
Growth in core deposits and good quality higher-yielding loans. Demand Deposit Accounts ("DDAs") grew 71% year-over-year. Lower yielding multi-family loans decreased by $847 million, or 30%, year-over-year and were replaced by higher yielding C&I loans and leases and installment loans, which had net growth of $408 million and $599 million year-over-year, respectively. Customers originated an additional $198 million of PPP loans during Q3 2020, with a balance of $5.0 billion at September 30, 2020.

•
Maintain strong credit quality and superior risk management. Non-performing loans ("NPLs") were negatively impacted by one commercial real estate loan. In spite of this, NPLs were only 0.38% of total loans and leases at September 30, 2020. Customers expects to resolve this credit during Q4 2020 or Q1 2021. Reserves to NPLs at September 30, 2020 were 245% and the coverage ratio was 2.0% of loans and leases receivable, excluding PPP loans (a non-GAAP measure). The Bank is relatively neutral to interest rate changes at September 30, 2020. We remain very focused on a strong Risk Management culture throughout our company.

•
Evaluate opportunities to redeem our preferred stock as it becomes callable. Redeeming all of the preferred stock as it becomes callable would result in an increase to our diluted earnings per share by approximately $0.43 annually, if not replaced. Given the current economic uncertainty stemming from the COVID-19 crisis, Customers will not call for redemption any preferred stock in 2020 or 2021.

Net Interest Income

Net interest income totaled $107.4 million in Q3 2020, an increase of $15.5 million from Q2 2020, primarily due to a $3.1 billion increase in average interest-earning assets. Earning assets were driven by PPP loan originations and increases in commercial loans to mortgage companies, commercial and industrial loans and leases, investment securities, and interest earning deposits. The benefit of this growth was partially offset by a 15 basis point linked-quarter decline in NIM (a non-GAAP measure) to 2.50%. Compared to Q2 2020, total loan yields decreased 31 basis points to 3.41%. The decrease is attributable to the origination of PPP loans carrying an average yield of 1.97% and lower market interest rates due to the Federal Reserve's forecast of interest rates at zero through 2023. The cost of interest-bearing deposits in Q3 2020 similarly decreased by 26 basis points to 0.85% due to the decline in market interest rates and strategic decisions to reallocate deposit funding to lower cost deposits. Borrowing costs decreased 27 basis points to 0.97% due to the utilization of the FRB PPP Liquidity Facility, costing 0.35%, to fund PPP loans.

Total loans and leases increased $6.3 billion, or 62%, to $16.6 billion at September 30, 2020 compared to the year-ago period. PPP loans originated directly or through fintech partnerships were $5.0 billion at September 30, 2020. Additionally, the loan mix improved year-over-year as commercial loans to mortgage companies increased $1.4 billion to $3.9 billion, commercial and industrial loans and leases increased $408 million to $2.2 billion, and commercial real estate owner occupied loans increased $82 million to $558 million. These increases were offset in part by planned decreases in multi-family loans of $847 million to $2.0 billion and residential mortgages of $297 million to $344 million. “Looking ahead, we see continued growth in core C&I loans offsetting some of the expected decreases in loans to mortgage companies," stated Sidhu.

Total deposits increased $1.9 billion, or 21%, to $10.8 billion at September 30, 2020 compared to the year-ago period. Total demand deposits increased $1.9 billion, or 71%, to $4.6 billion, money market deposits increased $855 million, or 27%, to $4.1 billion, and savings deposits increased $582 million, or 98%, to $1.2 billion. These increases were offset, in part, by a decrease in time deposits of $1.5 billion, or 60%, to $972 million. The total cost of deposits declined to 0.67% for the three months ended September 30, 2020 from 1.82% for the three months ended September 30, 2019.

Risk Management, Provision and Credit Quality

Risk management is a critical component of how Customers creates long-term shareholder value, and Customers believes that asset quality is one of the most important prerequisites to creating shareholder value. Customers believes that asset quality must be diligently addressed through prudent underwriting standards when the economy is strong so that we are well positioned when an economic downturn arises. Since mid-2019, Customers has been operating as though a recession was imminent in the immediate future. "Our Credit Administration Group and Market Presidents started analyzing their portfolios, in detail, and stressing them under adverse scenarios and either exiting or increasing the monitoring activities of higher risk credits early in 2019. Customers' non-performing loans at September 30, 2020 were only 0.38% of total loans and leases. Our Q3 2020 non-performing loans were impacted by one commercial real estate credit, which is expected to be resolved during Q4 2020, reducing our non-performing loans by year-end. We fully expect to maintain superior asset quality in good times and in difficult years," said Mr. Sidhu.

The provision for credit losses on loans and leases in Q3 2020, which was calculated under the CECL accounting standard effective January 1, 2020, was $13.0 million, compared to $20.9 million in Q2 2020. The decrease in Q3 2020 primarily resulted from an improvement in current and future macroeconomic conditions since Q2 2020, partially offset by a $9.6 million charge-off related to one commercial real estate credit expected to be sold during Q4 2020 or Q1 2021. The allowance for credit losses on loans and leases represented just over 2.0% of total loans and leases receivable, excluding PPP loans (a non-GAAP measure) at September 30, 2020, compared to 2.2% at June 30, 2020, and 0.8% at December 31, 2019.

Non-Interest Income

Non-interest income totaled $33.8 million for Q3 2020, an increase of $11.6 million compared to Q2 2020. The increase in non-interest income primarily resulted from an increase of $7.4 million in gain on sale of investment securities, $5.5 million in other non-interest income, $1.0 million in mortgage banking income, and $0.7 million in mortgage warehouse transactional fees, partially offset by a decrease of $2.4 million in interchange and card revenue and a $1.0 million decline in unrealized gains on equity securities issued by a foreign entity. The increase in gain on sale of investment securities primarily resulted from the sale of $58.4 million of agency-guaranteed mortgage-backed securities and $70.0 million in corporate notes in Q3 2020. The increase in other non-interest income was driven by a net derivative valuation adjustment of $5.0 million due to changes in market interest rates and a negative credit valuation adjustment and an unrealized loss on one loan held for sale of $1.5 million during Q2 2020. The increase in mortgage banking income was mainly related to unrealized gains on derivatives and gains on sales of mortgage servicing rights. The increase in mortgage warehouse transactional fees primarily resulted from an increase in transaction volumes due to continued low market interest rates. The decrease in interchange and card revenue primarily resulted from Customers becoming subject to the Federal Reserve's regulation limits on interchange fees for banks over $10 billion in total assets beginning on July 1, 2020. The decrease in unrealized gains on equity securities issued by a foreign entity primarily resulted from a decline in the valuation of those securities.

Non-Interest Expense

Non-interest expense totaled $65.6 million for Q3 2020, an increase of $2.1 million compared to Q2 2020. The increase in non-interest expense primarily resulted from increases of $2.7 million in professional services, $1.4 million in salaries and employee benefits, $1.4 million in FDIC assessments, non-income taxes and regulatory fees, and $1.0 million in merger and acquisition related expenses, partially offset by decreases of $3.6 million in other non-interest expenses and $1.0 million in loan workout expenses. The increase in professional services primarily resulted from consulting services associated with supporting our white label partnership and digital transformation efforts. The increase in salaries and employee benefits primarily resulted from an increase in full time equivalents needed for future growth, one additional business day in Q3 2020, and an increase in incentive accruals tied to Customers' overall performance. The increase in FDIC assessments, non-income taxes and regulatory fees was a function of an increase in FDIC assessment rates due to the temporary utilization of brokered deposits to fund PPP loans. The increase in merger and acquisition related expenses primarily resulted from the pending merger of BankMobile Technologies, Inc. and Megalith Financial Acquisition Corp. The decrease in other non-interest expense primarily resulted from an increase in operating cost reimbursements from Customers' white label partnership. The decrease in loan workout expenses primarily resulted from lower costs related to the workout of two commercial relationships.

Taxes

Customers' effective tax rate was 19.5% for Q3 2020 compared to 23.7% for Q2 2020. The effective tax rate is expected to be between 20% - 21% for 2020.

Webcast

Date:            Thursday, October 29, 2020
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com/investor-relations/ and at the Customers Bank 3rd Quarter Earnings Webcast.

The third quarter 2020 earnings press release will be issued after the market close on Wednesday, October 28, 2020.

You may submit questions in advance of the live webcast by emailing Customers' Communications & Marketing Director, David Patti at dpatti@customersbank.com; questions may also be asked during the webcast through the webcast application.

The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $18.8 billion at September 30, 2020. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.

“Safe Harbor” Statement
In addition to historical information, this press release may contain ”forward-looking statements” within the meaning of the ”safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; the effects of changes in accounting standards or policies, including Accounting Standards Update ("ASU") 2016-13, Financial Instruments—Credit Losses ("CECL"); and, our ability to divest BankMobile on terms and conditions acceptable to us, in the timeframe we currently intend, and the possible effects on our business and results of operations of a divestiture of BankMobile or if we are unable to divest BankMobile for an extended period of time. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q3 2020 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended September 30, 2020 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2020	2020	2020	2019	2019	2020	2019

GAAP Profitability Metrics:
Net income available to common shareholders	$47,085	$19,137	$(515)	$23,911	$23,451	$65,706	$40,957
Per share amounts:
Earnings per share - basic	$1.49	$0.61	$(0.02)	$0.76	$0.75	$2.09	$1.32
Earnings per share - diluted	$1.48	$0.61	$(0.02)	$0.75	$0.74	$2.07	$1.30
Book value per common share (1)	$26.43	$25.08	$23.74	$26.66	$25.66	$26.43	$25.66
CUBI stock price (1)	$11.20	$12.02	$10.93	$23.81	$20.74	$11.20	$20.74
CUBI stock price as % of book value (1)	42%	48%	46%	89%	81%	42%	81%
Average shares outstanding - basic	31,517,504	31,477,591	31,391,151	31,306,813	31,223,777	31,462,284	31,142,400
Average shares outstanding - diluted	31,736,311	31,625,771	31,391,151	31,876,341	31,644,728	31,666,027	31,581,029
Shares outstanding (1)	31,555,124	31,510,287	31,470,026	31,336,791	31,245,776	31,555,124	31,245,776
Return on average assets ("ROAA")	1.12%	0.62%	0.11%	0.97%	0.95%	0.69%	0.66%
Return on average common equity ("ROCE")	23.05%	9.97%	(0.26)%	11.58%	11.81%	11.01%	7.12%
Efficiency ratio	50.71%	58.44%	66.03%	56.98%	61.58%	57.74%	68.48%
Non-GAAP Profitability Metrics (2):
Core earnings	$38,210	$19,174	$603	$23,843	$23,402	$57,986	$48,170
Adjusted pre-tax pre-provision net income	$64,176	$50,766	$38,595	$44,676	$39,440	$153,537	$90,885
Per share amounts:
Core earnings per share - diluted	$1.20	$0.61	$0.02	$0.75	$0.74	$1.83	$1.53
Tangible book value per common share (1)	$25.97	$24.62	$23.27	$26.17	$25.16	$25.97	$25.16
CUBI stock price as % of tangible book value (1)	43%	49%	47%	91%	82%	43%	82%
Core ROAA	0.93%	0.62%	0.15%	0.97%	0.95%	0.62%	0.75%
Core ROCE	18.71%	9.99%	0.30%	11.55%	11.78%	9.71%	8.37%
Adjusted ROAA - pre-tax and pre-provision	1.43%	1.39%	1.34%	1.57%	1.39%	1.39%	1.16%
Adjusted ROCE - pre-tax and pre-provision	29.74%	24.59%	17.41%	19.89%	18.04%	23.94%	13.91%
Net interest margin, tax equivalent	2.50%	2.65%	2.99%	2.89%	2.83%	2.68%	2.69%
Net interest margin, tax equivalent, excluding PPP loans	2.86%	2.97%	2.99%	2.89%	2.83%	2.93%	2.69%
Core efficiency ratio	49.81%	55.39%	63.33%	56.76%	59.21%	55.68%	65.15%
Asset Quality:
Net charge-offs	$17,299	$10,325	$18,711	$4,362	$1,761	$46,335	$3,458
Annualized net charge-offs to average total loans and leases	0.45%	0.32%	0.79%	0.18%	0.07%	0.49%	0.05%
Non-performing loans ("NPLs") to total loans and leases (1)	0.38%	0.56%	0.49%	0.21%	0.17%	0.38%	0.17%
Reserves to NPLs (1)	244.70%	185.36%	296.44%	264.67%	288.58%	244.70%	288.58%
Non-performing assets ("NPAs") to total assets	0.34%	0.48%	0.53%	0.19%	0.15%	0.34%	0.15%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	10.12%	10.64%	10.60%	11.32%	10.85%	10.12%	10.85%
Tier 1 capital to risk-weighted assets	10.12%	10.64%	10.60%	11.32%	10.85%	10.12%	10.85%
Total capital to risk-weighted assets	11.62%	12.30%	12.21%	12.93%	12.42%	11.62%	12.42%
Tier 1 capital to average assets (leverage ratio)	9.14%	9.59%	9.99%	10.38%	9.83%	9.14%	9.83%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Non-GAAP measures exclude unrealized gains (losses) on loans HFS, investment securities gains and losses, severance expense, merger and acquisition-related expenses, losses realized from the sale of non-QM residential mortgage loans, loss upon acquisition of interest-only GNMA securities, legal reserves, credit valuation adjustments on derivatives, risk participation agreement mark-to-market adjustments, and goodwill and intangible assets. These notable items are not included in Customers' disclosures of core earnings and other core profitability metrics. Please note that not each of the aforementioned adjustments affected the reported amount in each of the periods presented. Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q3 2020 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending January 1, 2025. As a result, capital ratios and amounts as of Q3 2020 exclude the impact of the increased allowance for credit losses on loans and leases and unfunded loan commitments attributed to the adoption of CECL and 25% of the quarterly provision for credit losses for subsequent quarters through Q4 2021.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Nine Months Ended
	Q3	Q2	Q1	Q4	Q3	September 30,
	2020	2020	2020	2019	2019	2020	2019
Interest income:
Loans and leases	$132,107	$118,447	$116,080	$116,365	$118,444	$366,634	$315,126
Investment securities	6,297	6,155	4,977	5,125	5,867	17,429	18,589
Other	1,246	616	4,286	2,505	2,407	6,149	6,030
Total interest income	139,650	125,218	125,343	123,995	126,718	390,212	339,745

Interest expense:
Deposits	18,347	23,238	34,353	35,992	38,267	75,939	105,472
FHLB advances	5,762	4,736	5,390	6,056	7,563	15,889	20,463
Subordinated debt	2,689	2,689	2,689	1,930	1,684	8,066	5,053
Federal funds purchased and other borrowings	5,413	2,573	1,590	2,424	3,469	9,576	9,039
Total interest expense	32,211	33,236	44,022	46,402	50,983	109,470	140,027
Net interest income	107,439	91,982	81,321	77,593	75,735	280,742	199,718
Provision for credit losses on loans and leases	12,955	20,946	31,786	9,689	4,426	65,688	14,539
Net interest income after provision for credit losses on loans and leases	94,484	71,036	49,535	67,904	71,309	215,054	185,179

Non-interest income:
Interchange and card revenue	4,081	6,478	6,809	6,506	6,869	17,368	22,435
Deposit fees	3,439	3,321	3,460	3,616	3,642	10,221	9,199
Commercial lease income	4,510	4,508	4,268	3,839	3,080	13,286	8,212
Bank-owned life insurance	1,746	1,757	1,762	1,795	1,824	5,265	5,477
Mortgage warehouse transactional fees	3,320	2,582	1,952	1,983	2,150	7,854	5,145
Gain (loss) on sale of SBA and other loans	286	23	11	2,770	—	320	—
Mortgage banking income (loss)	1,013	38	296	(635)	283	1,347	701
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	(7,476)
Gain (loss) on sale of investment securities	11,707	4,353	3,974	—	1,001	20,035	1,001
Unrealized gain (loss) on investment securities	238	1,200	(1,378)	310	1,333	60	988
Other	3,453	(2,024)	776	5,629	3,187	2,203	9,443
Total non-interest income	33,793	22,236	21,930	25,813	23,369	77,959	55,125

Non-interest expense:
Salaries and employee benefits	32,676	31,296	28,310	27,697	27,193	92,283	79,936
Technology, communication and bank operations	13,215	13,310	13,050	10,370	8,755	39,576	33,110
Professional services	7,253	4,552	7,670	6,470	8,348	19,476	18,639
Occupancy	3,632	3,025	3,032	3,470	3,661	9,689	9,628
Commercial lease depreciation	3,663	3,643	3,427	2,840	2,459	10,733	6,633
FDIC assessments, non-income taxes and regulatory fees	3,784	2,368	2,867	2,492	(777)	9,019	3,368
Provision for operating losses	1,186	1,068	912	1,415	3,998	3,166	8,223
Advertising and promotion	—	582	1,641	899	976	2,221	3,145
Merger and acquisition related expenses	1,035	25	50	100	—	1,110	—
Loan workout	846	1,808	366	230	495	3,020	1,458
Other real estate owned	7	12	8	247	108	26	151
Other	(1,736)	1,817	5,126	2,510	4,376	5,206	8,869
Total non-interest expense	65,561	63,506	66,459	58,740	59,592	195,525	173,160
Income before income tax expense	62,716	29,766	5,006	34,977	35,086	97,488	67,144
Income tax expense	12,201	7,048	1,906	7,451	8,020	21,156	15,343
Net income	50,515	22,718	3,100	27,526	27,066	76,332	51,801
Preferred stock dividends	3,430	3,581	3,615	3,615	3,615	10,626	10,844
Net income available to common shareholders	$47,085	$19,137	$(515)	$23,911	$23,451	$65,706	$40,957

Basic earnings per common share	$1.49	$0.61	$(0.02)	$0.76	$0.75	$2.09	$1.32
Diluted earnings per common share	$1.48	$0.61	$(0.02)	$0.75	$0.74	$2.07	$1.30

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
ASSETS
Cash and due from banks	$5,822	$44,577	$18,842	$33,095	$12,555
Interest earning deposits	325,594	1,022,753	237,390	179,410	169,663
Cash and cash equivalents	331,416	1,067,330	256,232	212,505	182,218
Investment securities, at fair value	1,133,831	681,382	712,657	595,876	608,714
Loans held for sale	26,689	464,164	450,157	486,328	502,854
Loans receivable, mortgage warehouse, at fair value	3,913,593	2,793,164	2,518,012	2,245,758	2,438,530
Loans receivable, PPP	4,964,105	4,760,427	—	—	—
Loans and leases receivable	7,700,892	7,272,447	7,353,262	7,318,988	7,336,237
Allowance for credit losses on loans and leases	(155,561)	(159,905)	(149,283)	(56,379)	(51,053)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	16,423,029	14,666,133	9,721,991	9,508,367	9,723,714
FHLB, Federal Reserve Bank, and other restricted stock	70,387	91,023	87,140	84,214	81,853
Accrued interest receivable	65,668	49,911	40,570	38,072	38,412
Bank premises and equipment, net	11,744	8,380	8,890	9,389	14,075
Bank-owned life insurance	277,826	275,842	273,576	272,546	270,526
Other real estate owned	131	131	131	173	204
Goodwill and other intangibles	14,437	14,575	14,870	15,195	15,521
Other assets	423,569	584,247	452,585	298,052	285,699
Total assets	$18,778,727	$17,903,118	$12,018,799	$11,520,717	$11,723,790

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$2,327,017	$1,879,789	$1,435,151	$1,343,391	$1,569,918
Interest bearing deposits	8,512,060	9,086,086	6,978,492	7,305,545	7,355,767
Total deposits	10,839,077	10,965,875	8,413,643	8,648,936	8,925,685
FRB advances	—	—	175,000	—	—
Federal funds purchased	680,000	—	705,000	538,000	373,000
FHLB advances	850,000	850,000	1,260,000	850,000	1,040,800
Other borrowings	123,935	123,833	123,732	123,630	123,528
Subordinated debt	181,324	181,255	181,185	181,115	109,050
FRB PPP liquidity facility	4,811,009	4,419,967	—	—	—
Accrued interest payable and other liabilities	241,891	354,341	195,603	126,241	132,577
Total liabilities	17,727,236	16,895,271	11,054,163	10,467,922	10,704,640

Preferred stock	217,471	217,471	217,471	217,471	217,471
Common stock	32,836	32,791	32,751	32,617	32,526
Additional paid in capital	452,965	450,665	446,840	444,218	441,499
Retained earnings	385,750	338,665	319,529	381,519	357,608
Accumulated other comprehensive loss	(15,751)	(9,965)	(30,175)	(1,250)	(8,174)
Treasury stock, at cost	(21,780)	(21,780)	(21,780)	(21,780)	(21,780)
Total shareholders' equity	1,051,491	1,007,847	964,636	1,052,795	1,019,150
Total liabilities & shareholders' equity	$18,778,727	$17,903,118	$12,018,799	$11,520,717	$11,723,790

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$686,928	0.12%	$384,622	0.12%	$100,343	3.26%
Investment securities (1)	950,723	2.65%	705,389	3.49%	652,142	3.60%
Loans and leases:
Commercial loans to mortgage companies	2,847,169	2.90%	2,456,067	2.91%	2,103,612	4.58%
Multi-family loans	1,989,074	3.72%	2,009,847	3.87%	2,929,650	3.91%
Commercial and industrial loans and leases (2)	2,599,806	3.82%	2,460,060	4.05%	2,159,067	5.24%
Loans receivable, PPP	4,909,197	1.97%	2,754,920	1.71%	—	—%
Non-owner occupied commercial real estate loans	1,388,306	3.70%	1,392,131	3.81%	1,294,246	4.57%
Residential mortgages	414,781	3.97%	429,609	3.53%	729,603	4.11%
Installment loans	1,255,505	8.37%	1,288,999	8.72%	600,256	9.47%
Total loans and leases (3)	15,403,838	3.41%	12,791,633	3.72%	9,816,434	4.79%
Other interest-earning assets	79,656	5.23%	98,377	2.06%	98,279	6.39%
Total interest-earning assets	17,121,145	3.25%	13,980,021	3.60%	10,667,198	4.72%
Non-interest-earning assets	744,429		695,563		591,946
Total assets	$17,865,574		$14,675,584		$11,259,144
Liabilities
Interest checking accounts	$2,370,709	0.78%	$2,482,222	0.75%	$1,014,590	1.83%
Money market deposit accounts	3,786,032	0.65%	3,034,457	0.85%	3,100,975	2.22%
Other savings accounts	1,125,273	1.06%	1,177,554	1.94%	561,790	2.19%
Certificates of deposit	1,344,134	1.35%	1,734,062	1.51%	2,227,817	2.34%
Total interest-bearing deposits (4)	8,626,148	0.85%	8,428,295	1.11%	6,905,172	2.20%
FRB PPP liquidity facility	4,479,036	0.35%	942,258	0.35%	—	—%
Borrowings	1,236,127	3.19%	2,282,761	1.62%	1,770,459	2.86%
Total interest-bearing liabilities	14,341,311	0.89%	11,653,314	1.15%	8,675,631	2.33%
Non-interest-bearing deposits (4)	2,194,689		1,890,955		1,431,810
Total deposits and borrowings	16,536,000	0.78%	13,544,269	0.99%	10,107,441	2.00%
Other non-interest-bearing liabilities	299,526		142,181		146,347
Total liabilities	16,835,526		13,686,450		10,253,788
Shareholders' equity	1,030,048		989,134		1,005,356
Total liabilities and shareholders' equity	$17,865,574		$14,675,584		$11,259,144
Interest spread		2.47%		2.61%		2.71%
Net interest margin		2.50%		2.65%		2.82%
Net interest margin tax equivalent (5)		2.50%		2.65%		2.83%
Net interest margin tax equivalent excl. PPP (6)		2.86%		2.97%		2.83%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 0.67%, 0.91% and 1.82% for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.
(6) Non-GAAP tax-equivalent basis, as described in note (5) for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Nine Months Ended
	September 30, 2020		September 30, 2019
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$614,863	0.69%	$88,146	2.95%
Investment securities (1)	741,566	3.13%	676,859	3.66%
Loans and leases:
Commercial loans to mortgage companies	2,383,331	3.14%	1,678,461	4.75%
Multi-family loans	2,070,564	3.89%	3,092,473	3.84%
Commercial and industrial loans and leases (2)	2,507,231	4.18%	2,041,379	5.19%
Loans receivable, PPP	2,563,299	1.88%	—	—%
Non-owner occupied commercial real estate loans	1,372,090	3.94%	1,215,469	4.52%
Residential mortgages	430,058	3.82%	716,294	4.19%
Installment loans	1,267,806	8.74%	337,126	9.42%
Total loans and leases (3)	12,594,379	3.89%	9,081,202	4.64%
Other interest-earning assets	86,454	4.60%	91,135	5.99%
Total interest-earning assets	14,037,262	3.71%	9,937,342	4.57%
Non-interest-earning assets	679,128		531,656
Total assets	$14,716,390		$10,468,998
Liabilities
Interest checking accounts	$2,050,184	0.90%	$889,336	1.89%
Money market deposit accounts	3,486,445	1.10%	3,138,112	2.24%
Other savings accounts	1,147,994	1.68%	476,331	2.14%
Certificates of deposit	1,533,628	1.64%	1,920,063	2.28%
Total interest-bearing deposits (4)	8,218,251	1.23%	6,423,842	2.20%
FRB PPP liquidity facility	1,816,849	0.35%	—	—%
Borrowings	1,581,498	2.43%	1,556,405	2.97%
Total interest-bearing liabilities	11,616,598	1.26%	7,980,247	2.35%
Non-interest-bearing deposits (4)	1,887,463		1,379,633
Total deposits and borrowings	13,504,061	1.08%	9,359,880	2.00%
Other non-interest-bearing liabilities	197,428		122,309
Total liabilities	13,701,489		9,482,189
Shareholders' equity	1,014,901		986,809
Total liabilities and shareholders' equity	$14,716,390		$10,468,998
Interest spread		2.63%		2.57%
Net interest margin		2.67%		2.69%
Net interest margin tax equivalent (5)		2.68%		2.69%
Net interest margin tax equivalent (6)		2.93%		2.69%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 1.00% and 1.81% for the nine months ended September 30, 2020 and September 30, 2019, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for both the nine months ended September 30, 2020 and 2019, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.
(6) Non-GAAP tax-equivalent basis as described in noted (5), for both the nine months ended September 30, 2020 and 2019, excluding net interest income from PPP loans and related borrowings, along with the related PPP loan balances and PPP fees receivable from interest-earning assets. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands, except per share amounts)
The following tables present Customers' business segment results for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Customers Bank Business Banking	BankMobile	Consolidated	Customers Bank Business Banking	BankMobile	Consolidated
Interest income (1)	$126,648	$13,002	$139,650	$113,995	$12,723	$126,718
Interest expense	31,718	493	32,211	50,734	249	50,983
Net interest income	94,930	12,509	107,439	63,261	12,474	75,735
Provision for credit losses on loans and leases	8,699	4,256	12,955	2,475	1,951	4,426
Non-interest income	21,603	12,190	33,793	11,757	11,612	23,369
Non-interest expense	48,926	16,635	65,561	38,347	21,245	59,592
Income (loss) before income tax expense (benefit)	58,908	3,808	62,716	34,196	890	35,086
Income tax expense (benefit)	11,374	827	12,201	7,814	206	8,020
Net income (loss)	47,534	2,981	50,515	26,382	684	27,066
Preferred stock dividends	3,430	—	3,430	3,615	—	3,615
Net income (loss) available to common shareholders	$44,104	$2,981	$47,085	$22,767	$684	$23,451

Basic earnings (loss) per common share	$1.40	$0.09	$1.49	$0.73	$0.02	$0.75
Diluted earnings (loss) per common share	$1.39	$0.09	$1.48	$0.72	$0.02	$0.74

(1) Amounts reported include funds transfer pricing of $2.2 million and $0.3 million for the three months ended September 30, 2020 and 2019, respectively, credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Customers Bank Business Banking	BankMobile	Consolidated	Customers Bank Business Banking	BankMobile	Consolidated
Interest income (1)	$351,819	$38,393	$390,212	$309,882	$29,863	$339,745
Interest expense	108,251	1,219	109,470	139,402	625	140,027
Net interest income	243,568	37,174	280,742	170,480	29,238	199,718
Provision for credit losses on loans and leases	55,620	10,068	65,688	3,245	11,294	14,539
Non-interest income	44,422	33,537	77,959	20,304	34,821	55,125
Non-interest expense	137,055	58,470	195,525	111,840	61,320	173,160
Income (loss) before income tax expense (benefit)	95,315	2,173	97,488	75,699	(8,555)	67,144
Income tax expense (benefit)	20,708	448	21,156	17,324	(1,981)	15,343
Net income (loss)	74,607	1,725	76,332	58,375	(6,574)	51,801
Preferred stock dividends	10,626	—	10,626	10,844	—	10,844
Net income (loss) available to common shareholders	$63,981	$1,725	$65,706	$47,531	$(6,574)	$40,957

Basic earnings (loss) per common share	$2.03	$0.05	$2.09	$1.53	$(0.21)	$1.32
Diluted earnings (loss) per common share	$2.02	$0.05	$2.07	$1.51	$(0.21)	$1.30
As of September 30, 2020 and 2019
Goodwill and other intangibles	$3,629	$10,808	$14,437	$3,629	$11,892	$15,521
Total assets (2)	$18,203,784	$574,943	$18,778,727	$11,131,914	$591,876	$11,723,790
Total deposits	$9,895,328	$943,749	$10,839,077	$8,260,080	$665,605	$8,925,685
Total non-deposit liabilities (2)	$6,853,184	$34,975	$6,888,159	$1,747,846	$31,109	$1,778,955

(1) Amounts reported include funds transfer pricing of $5.3 million and $8.1 million for the nine months ended September 30, 2020 and 2019, respectively, credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.
(2) Amounts reported exclude inter-segment receivables and payables.

The following tables present Customers' business segment results for the quarter ended September 30, 2020, the preceding four quarters, and the nine months ended September 30, 2020 and 2019, respectively:

Customers Bank Business Banking:						Nine Months Ended September 30,
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
Interest income (1)	$126,648	$112,455	$112,717	$112,212	$113,995	$351,819	$309,882
Interest expense	31,718	32,856	43,678	46,111	50,734	108,251	139,402
Net interest income	94,930	79,599	69,039	66,101	63,261	243,568	170,480
Provision for credit losses on loans and leases	8,699	19,623	27,298	6,846	2,475	55,620	3,245
Non-interest income	21,603	11,683	11,136	14,964	11,757	44,422	20,304
Non-interest expense	48,926	44,270	43,860	41,494	38,347	137,055	111,840
Income (loss) before income tax expense (benefit)	58,908	27,389	9,017	32,725	34,196	95,315	75,699
Income tax expense (benefit)	11,374	6,611	2,722	6,892	7,814	20,708	17,324
Net income (loss)	47,534	20,778	6,295	25,833	26,382	74,607	58,375
Preferred stock dividends	3,430	3,581	3,615	3,615	3,615	10,626	10,844
Net income (loss) available to common shareholders	$44,104	$17,197	$2,680	$22,218	$22,767	$63,981	$47,531

Basic earnings (loss) per common share	$1.40	$0.55	$0.09	$0.71	$0.73	$2.03	$1.53
Diluted earnings (loss) per common share	$1.39	$0.54	$0.09	$0.70	$0.72	$2.02	$1.51

(1) Amounts reported include funds transfer pricing of $2.2 million, $1.6 million, $1.4 million, $0.7 million and $0.3 million for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively. Amounts reported also include funds transfer pricing of $5.3 million and $8.1 million for the nine months ended September 30, 2020 and 2019, respectively. These amounts are credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.

BankMobile:						Nine Months Ended September 30,
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
Interest income (2)	$13,002	$12,763	$12,626	$11,783	$12,723	$38,393	$29,863
Interest expense	493	380	344	291	249	1,219	625
Net interest income	12,509	12,383	12,282	11,492	12,474	37,174	29,238
Provision for credit losses on loans and leases	4,256	1,323	4,488	2,843	1,951	10,068	11,294
Non-interest income	12,190	10,553	10,794	10,849	11,612	33,537	34,821
Non-interest expense	16,635	19,236	22,599	17,246	21,245	58,470	61,320
Income (loss) before income tax expense (benefit)	3,808	2,377	(4,011)	2,252	890	2,173	(8,555)
Income tax expense (benefit)	827	437	(816)	559	206	448	(1,981)
Net income (loss) available to common shareholders	$2,981	$1,940	$(3,195)	$1,693	$684	$1,725	$(6,574)

Basic income (loss) per common share	$0.09	$0.06	$(0.10)	$0.05	$0.02	$0.05	$(0.21)
Diluted income (loss) per common share	$0.09	$0.06	$(0.10)	$0.05	$0.02	$0.05	$(0.21)

Deposit balances (3)
Disbursements business deposits	$644,658	$500,072	$502,711	$319,263	$598,064
White label deposits	299,091	162,691	107,054	81,837	67,541
Total deposits	$943,749	$662,763	$609,765	$401,100	$665,605
(2) Amounts reported include funds transfer pricing of $2.2 million, $1.6 million, $1.4 million, $0.7 million and $0.3 million for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively. Amounts reported also include funds transfer pricing of $5.3 million and $8.1 million for the nine months ended September 30, 2020 and 2019, respectively. These amounts are credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.
(3) As of September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Commercial:
Multi-family	$1,950,300	$2,023,571	$2,069,077	$2,390,204	$2,797,579
Mortgage warehouse	3,947,828	2,832,112	2,573,397	2,305,784	2,549,088
Commercial & industrial	2,186,480	2,060,494	2,017,567	1,831,126	1,778,423
Commercial real estate owner occupied	557,595	544,772	543,945	551,948	475,774
Loans receivable, PPP	4,964,105	4,760,427	—	—	—
Commercial real estate non-owner occupied	1,233,882	1,262,373	1,252,826	1,222,772	1,267,679
Construction	122,963	128,834	115,448	117,617	60,429
Total commercial loans and leases	14,963,153	13,612,583	8,572,260	8,419,451	8,928,972
Consumer:
Residential	343,775	352,941	364,760	386,089	640,786
Manufactured housing	64,638	66,865	69,240	71,359	73,626
Installment	1,233,713	1,257,813	1,315,171	1,174,175	634,237
Total consumer loans	1,642,126	1,677,619	1,749,171	1,631,623	1,348,649
Total loans and leases	$16,605,279	$15,290,202	$10,321,431	$10,051,074	$10,277,621

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019

Demand, non-interest bearing	$2,327,017	$1,879,789	$1,435,151	$1,343,391	$1,569,918
Demand, interest bearing	2,308,627	2,666,209	1,577,034	1,235,292	1,139,675
Total demand deposits	4,635,644	4,545,998	3,012,185	2,578,683	2,709,593
Savings	1,173,641	1,144,788	1,168,121	919,214	591,336
Money market	4,057,366	3,404,709	2,833,990	3,482,505	3,201,883
Time deposits	972,426	1,870,380	1,399,347	1,668,534	2,422,873
Total deposits	$10,839,077	$10,965,875	$8,413,643	$8,648,936	$8,925,685

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of September 30, 2020					As of June 30, 2020					As of September 30, 2019
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Multi-family	$1,950,300	$11,710	$15,026	0.60%	128.32%	$1,581,839	$7,013	$14,697	0.44%	209.57%	$2,297,807	$—	$7,498	—%	—%
Commercial & industrial(1)	2,220,715	9,633	12,926	0.43%	134.18%	2,099,442	9,974	12,302	0.48%	123.34%	1,888,981	5,339	17,299	0.28%	324.01%
Commercial real estate owner occupied	557,595	3,599	9,552	0.65%	265.41%	544,772	4,022	11,405	0.74%	283.57%	475,774	2,072	1,466	0.44%	70.75%
Commercial real estate non-owner occupied	1,215,516	2,408	20,200	0.20%	838.87%	1,244,773	30,257	26,493	2.43%	87.56%	1,267,679	83	6,440	0.01%	7759.04%
Construction	122,963	—	6,423	—%	—%	128,834	—	5,297	—%	—%	60,429	—	658	—%	—%
Total commercial loans and leases receivable	6,067,089	27,350	64,127	0.45%	234.47%	5,599,660	51,266	70,194	0.92%	136.92%	5,990,670	7,494	33,361	0.13%	445.17%
Residential	335,452	10,634	4,649	3.17%	43.72%	348,109	7,857	4,550	2.26%	57.91%	637,707	6,165	4,083	0.97%	66.23%
Manufactured housing	64,638	2,778	5,625	4.30%	202.48%	66,865	3,331	6,014	4.98%	180.55%	73,625	1,567	1,027	2.13%	65.54%
Installment	1,233,713	3,118	81,160	0.25%	2602.95%	1,257,813	4,887	79,147	0.39%	1619.54%	634,235	1,140	12,582	0.18%	1103.68%
Total consumer loans receivable	1,633,803	16,530	91,434	1.01%	553.14%	1,672,787	16,075	89,711	0.96%	558.08%	1,345,567	8,872	17,692	0.66%	199.41%
Loans and leases receivable(1)	7,700,892	43,880	155,561	0.57%	354.51%	7,272,447	67,341	159,905	0.93%	237.46%	7,336,237	16,366	51,053	0.22%	311.95%
Loans receivable, PPP	4,964,105	—	—	—%	—%	4,760,427	—	—	—%	—%	—	—	—	—%	—%
Loans receivable, mortgage warehouse, at fair value	3,913,593	—	—	—%	—%	2,793,164	—	—			2,438,530	—	—
Total loans held for sale	26,689	19,691	—	73.78%	—%	464,164	18,925	—	4.08%	—%	502,854	1,325	—	0.26%	—%
Total portfolio	$16,605,279	$63,571	$155,561	0.38%	244.70%	$15,290,202	$86,266	$159,905	0.56%	185.36%	$10,277,621	$17,691	$51,053	0.17%	288.58%
(1) Excluding loans receivable, PPP from total loans and leases receivable is a non-GAAP measure. Management believes the use of these non-GAAP measures provides additional clarity when assessing Customers' financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. Please refer to the reconciliation schedules that follow this table.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2020	2020	2020	2019	2019	2020	2019
Loan type
Multi-family	$—	$—	$—	$—	$—	$—	$534
Commercial & industrial	(55)	(4)	43	(224)	(20)	(16)	(294)
Commercial real estate owner occupied	44	(2)	(3)	(1)	35	39	(116)
Commercial real estate non-owner occupied	8,923	2,801	12,797	—	—	24,521	—
Construction	(6)	(113)	(3)	(8)	(8)	(122)	(128)
Residential	(17)	(26)	(29)	181	(5)	(72)	89
Installment	8,410	7,669	5,906	4,414	1,759	21,985	3,373
Total net charge-offs (recoveries) from loans held for investment	$17,299	$10,325	$18,711	$4,362	$1,761	$46,335	$3,458

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Nine Months Ended September 30,
	Q3 2020		Q2 2020		Q1 2020		Q4 2019		Q3 2019		2020		2019
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$47,085	$1.48	$19,137	$0.61	$(515)	$(0.02)	$23,911	$0.75	$23,451	$0.74	$65,706	$2.07	$40,957	$1.30
Reconciling items (after tax):
Severance expense	—	—	—	—	—	—	—	—	—	—	—	—	373	0.01
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	—	—	—	—	—	—	5,682	0.18
Merger and acquisition related expenses	833	0.03	19	—	40	—	76	—	—	—	892	0.03	—	—
Legal reserves	258	0.01	—	—	830	0.03	—	—	1,520	0.05	1,088	0.03	1,520	0.05
(Gains) losses on investment securities	(9,662)	(0.30)	(4,543)	(0.14)	(1,788)	(0.06)	(310)	(0.01)	(1,947)	(0.06)	(15,993)	(0.51)	(1,602)	(0.05)
Derivative credit valuation adjustment	(304)	(0.01)	4,527	0.14	2,036	0.06	(429)	(0.01)	378	0.01	6,259	0.20	1,240	0.04
Risk participation agreement mark-to-market adjustment	—	—	(1,080)	(0.03)	—	—	—	—	—	—	(1,080)	(0.03)	—	—
Losses on sale of non-QM residential mortgage loans	—	—	—	—	—	—	595	0.02	—	—	—	—	—	—
Unrealized losses on loans held for sale	—	—	1,114	0.04	—	—	—	—	—	—	1,114	0.04	—	—
Core earnings	$38,210	$1.20	$19,174	$0.61	$603	$0.02	$23,843	$0.75	$23,402	$0.74	$57,986	$1.83	$48,170	$1.53

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED

(Dollars in thousands, except per share data)

Core Return on Average Assets - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net income	$50,515	$22,718	$3,100	$27,526	$27,066	$76,332	$51,801
Reconciling items (after tax):
Severance expense	—	—	—	—	—	—	373
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	5,682
Merger and acquisition related expenses	833	19	40	76	—	892	—
Legal reserves	258	—	830	—	1,520	1,088	1,520
(Gains) losses on investment securities	(9,662)	(4,543)	(1,788)	(310)	(1,947)	(15,993)	(1,602)
Derivative credit valuation adjustment	(304)	4,527	2,036	(429)	378	6,259	1,240
Risk participation agreement mark-to-market adjustment	—	(1,080)	—	—	—	(1,080)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	595	—	—	—
Unrealized losses on loans held for sale	—	1,114	—	—	—	1,114	—
Core net income	$41,640	$22,755	$4,218	$27,458	$27,017	$68,612	$59,014

Average total assets	$17,865,574	$14,675,584	$11,573,406	$11,257,207	$11,259,144	$14,716,390	$10,468,998

Core return on average assets	0.93%	0.62%	0.15%	0.97%	0.95%	0.62%	0.75%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net income	$50,515	$22,718	$3,100	$27,526	$27,066	$76,332	$51,801
Reconciling items:
Income tax expense	12,201	7,048	1,906	7,451	8,020	21,156	15,343
Provision for credit losses on loans and leases	12,955	20,946	31,786	9,689	4,426	65,688	14,539
Provision for credit losses on unfunded commitments	(527)	(356)	751	3	(235)	(132)	(406)
Severance expense	—	—	—	—	—	—	490
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	7,476
Merger and acquisition related expenses	1,035	25	50	100	—	1,110	—
Legal reserves	320	—	1,042	—	2,000	1,362	2,000
(Gains) losses on investment securities	(11,945)	(5,553)	(2,596)	(310)	(2,334)	(20,095)	(1,989)
Derivative credit valuation adjustment	(378)	5,895	2,556	(565)	497	8,073	1,631
Risk participation agreement mark-to-market adjustment	—	(1,407)	—	—	—	(1,407)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	782	—	—	—
Unrealized losses on loans held for sale	—	1,450	—	—	—	1,450	—
Adjusted net income - pre-tax pre-provision	$64,176	$50,766	$38,595	$44,676	$39,440	$153,537	$90,885

Average total assets	$17,865,574	$14,675,584	$11,573,406	$11,257,207	$11,259,144	$14,716,390	$10,468,998

Adjusted ROAA - pre-tax pre-provision	1.43%	1.39%	1.34%	1.57%	1.39%	1.39%	1.16%

Core Return on Average Common Equity - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net income to common shareholders	$47,085	$19,137	$(515)	$23,911	$23,451	$65,706	$40,957
Reconciling items (after tax):
Severance expense	—	—	—	—	—	—	373
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	5,682
Merger and acquisition related expenses	833	19	40	76	—	892	—
Legal reserves	258	—	830	—	1,520	1,088	1,520
(Gains) losses on investment securities	(9,662)	(4,543)	(1,788)	(310)	(1,947)	(15,993)	(1,602)
Derivative credit valuation adjustment	(304)	4,527	2,036	(429)	378	6,259	1,240
Risk participation agreement mark-to-market adjustment	—	(1,080)	—	—	—	(1,080)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	595	—	—	—
Unrealized losses on loans held for sale	—	1,114	—	—	—	1,114	—
Core earnings	$38,210	$19,174	$603	$23,843	$23,402	$57,986	$48,170

Average total common shareholders' equity	$812,577	$771,663	$807,884	$819,018	$787,885	$797,430	$769,338

Core return on average common equity	18.71%	9.99%	0.30%	11.55%	11.78%	9.71%	8.37%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net income to common shareholders	$47,085	$19,137	$(515)	$23,911	$23,451	$65,706	$40,957
Reconciling items:
Income tax expense	12,201	7,048	1,906	7,451	8,020	21,156	15,343
Provision for credit losses on loan and leases	12,955	20,946	31,786	9,689	4,426	65,688	14,539
Provision for credit losses on unfunded commitments	(527)	(356)	751	3	(235)	(132)	(406)
Severance expense	—	—	—	—	—	—	490
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	7,476
Merger and acquisition related expenses	1,035	25	50	100	—	1,110	—
Legal reserves	320	—	1,042	—	2,000	1,362	2,000
(Gains) losses on investment securities	(11,945)	(5,553)	(2,596)	(310)	(2,334)	(20,095)	(1,989)
Derivative credit valuation adjustment	(378)	5,895	2,556	(565)	497	8,073	1,631
Risk participation agreement mark-to-market adjustment	—	(1,407)	—	—	—	(1,407)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	782	—	—	—
Unrealized losses on loans held for sale	—	1,450	—	—	—	1,450	—
Pre-tax pre-provision adjusted net income available to common shareholders	$60,746	$47,185	$34,980	$41,061	$35,825	$142,911	$80,041

Average total common shareholders' equity	$812,577	$771,663	$807,884	$819,018	$787,885	$797,430	$769,338

Adjusted ROCE - pre-tax pre-provision	29.74%	24.59%	17.41%	19.89%	18.04%	23.94%	13.91%

Net Interest Margin, Tax Equivalent - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net interest income	$107,439	$91,982	$81,321	$77,593	$75,735	$280,742	$199,718
Tax-equivalent adjustment	225	225	205	187	184	655	548
Net interest income tax equivalent	$107,664	$92,207	$81,526	$77,780	$75,919	$281,397	$200,266

Average total interest earning assets	$17,121,145	$13,980,021	$10,976,731	$10,676,730	$10,667,198	$14,037,262	$9,937,342

Net interest margin, tax equivalent	2.50%	2.65%	2.99%	2.89%	2.83%	2.68%	2.69%

Net Interest Margin, Tax Equivalent, Excluding PPP - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net interest income	$107,439	$91,982	$81,321	$77,593	$75,735	$280,742	$199,718
PPP net interest income	(20,018)	(9,308)	—	—	—	(29,326)	—
Tax-equivalent adjustment	225	225	205	187	184	655	548
Net interest income, tax equivalent, excluding PPP	$87,646	$82,899	$81,526	$77,780	$75,919	$252,071	$200,266

GAAP average total interest earning assets	$17,121,145	$13,980,021	$10,976,731	$10,676,730	$10,667,198	$14,037,262	$9,937,342
Average PPP loans	(4,909,197)	(2,754,920)	—	—	—	(2,563,299)	—
Adjusted average total interest earning assets	$12,211,948	$11,225,101	$10,976,731	$10,676,730	$10,667,198	$11,473,963	$9,937,342

Net interest margin, tax equivalent, excluding PPP	2.86%	2.97%	2.99%	2.89%	2.83%	2.93%	2.69%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net interest income	$107,439	$91,982	$81,321	$77,593	$75,735	$280,742	$199,718

GAAP non-interest income	$33,793	$22,236	$21,930	$25,813	$23,369	$77,959	$55,125
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	7,476
(Gains) losses on investment securities	(11,945)	(5,553)	(2,596)	(310)	(2,334)	(20,095)	(1,989)
Derivative credit valuation adjustment	(378)	5,895	2,556	(565)	497	8,073	1,631
Risk participation agreement mark-to-market adjustment	—	(1,407)	—	—	—	(1,407)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	782	—	—	—
Unrealized losses on loans held for sale	—	1,450	—	—	—	1,450	—
Core non-interest income	21,470	22,621	21,890	25,720	21,532	65,980	62,243
Core revenue	$128,909	$114,603	$103,211	$103,313	$97,267	$346,722	$261,961

GAAP non-interest expense	$65,561	$63,506	$66,459	$58,740	$59,592	$195,525	$173,160
Severance expense	—	—	—	—	—	—	(490)
Legal reserves	(320)	—	(1,042)	—	(2,000)	(1,362)	(2,000)
Merger and acquisition related expenses	(1,035)	(25)	(50)	(100)	—	(1,110)	—
Core non-interest expense	$64,206	$63,481	$65,367	$58,640	$57,592	$193,053	$170,670

Core efficiency ratio (1)	49.81%	55.39%	63.33%	56.76%	59.21%	55.68%	65.15%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
GAAP total shareholders' equity	$1,051,491	$1,007,847	$964,636	$1,052,795	$1,019,150
Reconciling items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(14,437)	(14,575)	(14,870)	(15,195)	(15,521)
Tangible common equity	$819,583	$775,801	$732,295	$820,129	$786,158

GAAP total assets	$18,778,727	$17,903,118	$12,018,799	$11,520,717	$11,723,790
Reconciling items:
Goodwill and other intangibles	(14,437)	(14,575)	(14,870)	(15,195)	(15,521)
Tangible assets	$18,764,290	$17,888,543	$12,003,929	$11,505,522	$11,708,269

Tangible common equity to tangible assets	4.37%	4.34%	6.10%	7.13%	6.71%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp
(dollars in thousands except share and per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
GAAP total shareholders' equity	$1,051,491	$1,007,847	$964,636	$1,052,795	$1,019,150
Reconciling Items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(14,437)	(14,575)	(14,870)	(15,195)	(15,521)
Tangible common equity	$819,583	$775,801	$732,295	$820,129	$786,158

Common shares outstanding	31,555,124	31,510,287	31,470,026	31,336,791	31,245,776

Tangible book value per common share	$25.97	$24.62	$23.27	$26.17	$25.16

Adjusted Net Income - Pre-Tax Pre-Provision - BankMobile						Nine Months Ended September 30,
(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	2020	2019
GAAP net income to common shareholders	$2,981	$1,940	$(3,195)	$1,693	$684	$1,725	$(6,574)
Reconciling items:
Income tax expense (benefit)	827	437	(816)	559	206	448	(1,981)
Provision for credit losses on loans and leases	4,256	1,323	4,488	2,843	1,951	10,068	11,294
Severance expense	—	—	—	—	—	—	18
Merger and acquisition related expenses	377	25	50	100	—	452	—
Legal reserves	—	—	1,042	—	1,000	1,042	1,000
Pre-tax pre-provision adjusted net income available to common shareholders	$8,441	$3,725	$1,569	$5,195	$3,841	$13,735	$3,757

Total Loans and Leases, excluding PPP
(dollars in thousands)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Total loans and leases	$16,605,279	$15,290,202	$10,321,431	$10,051,074	$10,277,621

Loans receivable, PPP	(4,964,105)	(4,760,427)	—	—	—
Loans and leases, excluding PPP	$11,641,174	$10,529,775	$10,321,431	$10,051,074	$10,277,621

Total Assets, excluding PPP
(dollars in thousands)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Total asset	$18,778,727	$17,903,118	$12,018,799	$11,520,717	$11,723,790

Loans receivable, PPP	(4,964,105)	(4,760,427)	—	—	—
Total assets, excluding PPP	$13,814,622	$13,142,691	$12,018,799	$11,520,717	$11,723,790

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP
(dollars in thousands)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Loans and leases receivable	$12,664,997	$12,032,874	$7,353,262	$7,318,988	$7,336,237

Loans receivable, PPP	(4,964,105)	(4,760,427)	—	—	—
Loans and leases held for investment, excluding PPP	$7,700,892	$7,272,447	$7,353,262	$7,318,988	$7,336,237

Allowance for credit losses on loans and leases	155,561	159,905	149,283	56,379	51,053

Coverage of credit loss reserves for loans and leases held for investment, excluding PPP	2.02%	2.20%	2.03%	0.77%	0.70%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp

(dollars in thousands except per share data)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
GAAP total shareholders' equity	$1,051,491	$1,007,847	$964,636	$1,052,795	$1,019,150
Reconciling items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(14,437)	(14,575)	(14,870)	(15,195)	(15,521)
Tangible common equity	$819,583	$775,801	$732,295	$820,129	$786,158

GAAP total assets	$18,778,727	$17,903,118	$12,018,799	$11,520,717	$11,723,790
Loans receivable, PPP	(4,964,105)	(4,760,427)	—	—	—
Total assets, excluding PPP	$13,814,622	$13,142,691	$12,018,799	$11,520,717	$11,723,790
Reconciling items:
Goodwill and other intangibles	(14,437)	(14,575)	(14,870)	(15,195)	(15,521)
Tangible assets	$13,800,185	$13,128,116	$12,003,929	$11,505,522	$11,708,269

Tangible common equity to tangible assets	5.94%	5.91%	6.10%	7.13%	6.71%

Commercial criticized loans and leases receivable to total loans and leases, excluding PPP
(dollars in thousands)	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Special mention loans	$126,361	$105,110	$75,838	$111,157	$68,878
Substandard loans	172,217	119,651	130,370	139,744	107,086
Doubtful loans	—	27,921	19,050	—	—
Criticized commercial loans and leases receivable	$298,578	$252,682	$225,258	$250,901	$175,964

Total loans and leases	16,605,279	15,290,202	10,321,431	10,051,074	10,277,621
Loans receivable, PPP	(4,964,105)	(4,760,427)	—	—	—
Total loans and leases, excluding PPP	$11,641,174	$10,529,775	$10,321,431	$10,051,074	$10,277,621

Commercial criticized loans and leases receivable to total loans and leases, excluding PPP	2.56%	2.40%	2.18%	2.50%	1.71%